EXHIBIT 1.1


    RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.

  Mortgage Pass-Through Certificates, Series 199_-S__


                        FORM OF
                UNDERWRITING AGREEMENT

________________, 199_

______________________________
______________________________
______________________________

Ladies and Gentlemen:

     Residential Funding Mortgage Securities I, Inc., a
Delaware corporation (the "Company"), proposes to sell to you (also referred to herein as the "Underwriter")
Mortgage Pass-Through Certificates, Series 199_-S__,
Class _, Class _ and Class R Certificates other than a de minimis portion thereof (collectively, the
"Certificates"), having the aggregate principal amounts and Pass-Through Rates set forth above. The
Certificates, together with the Class _ and Class _
Certificates of the same series, will evidence the entire beneficial interest in the Trust Fund (as defined in the Pooling and Servicing Agreement referred to below) consisting primarily of a pool (the "Pool") of conventional, [fixed-rate] [adjustable-rate], one- to four-family residential mortgage loans (the "Mortgage
Loans") as described in the Prospectus Supplement (as hereinafter defined) to be sold by the Company. A de minimis portion of the Class R Certificates will not be sold hereunder and will be held by Residential Funding
Corporation ("Residential Funding").

     The Certificates will be issued pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement") to be dated as of __________________, 199_ (the "Cut-off Date") among the
Company, as seller, Residential Funding, as master servicer, and
___________________________________________, as trustee
(the "Trustee"). The Certificates are described more fully in the Basic Prospectus and the Prospectus
Supplement (each as hereinafter defined) which the Company has furnished to you.

     1.   Representations, Warranties and Covenants.

          1.1  The Company represents and warrants to,
and agrees with you that:

               (a)  The Company has filed with the
     Securities and Exchange Commission (the
     "Commission") a registration statement (No.
     33-_____) on Form S-3 for the registration under the Securities Act of 1933, as amended (the "Act"), of Mortgage Pass-Through Certificates (issuable in series), including the Certificates, which registration statement has become effective, and a copy of which, as amended to the date hereof, has heretofore been delivered to you. The Company proposes to file with the Commission pursuant to Rule 424(b) under the rules and regulations of the Commission under the Act (the "1933 Act
     Regulations") a supplement dated __________, 199_
     (the "Prospectus Supplement"), to the prospectus dated __________, 199_ (the "Basic Prospectus"), relating to the Certificates and the method of distribution thereof. Such registration statement
     (No. 33-______) including exhibits thereto and any information incorporated therein by reference, as amended at the date hereof, is hereinafter called the "Registration Statement"; and the Basic
     Prospectus and the Prospectus Supplement and any information incorporated therein by reference, together with any amendment thereof or supplement thereto authorized by the Company on or prior to the Closing Date for use in connection with the offering of the Certificates, are hereinafter called the "Prospectus". Any preliminary form of the Prospectus Supplement which has heretofore been filed pursuant to Rule 424, or prior to the effective date of the Registration Statement pursuant to Rule 402(a), or 424(a) is hereinafter called a "Preliminary Prospectus Supplement."

               (b)  The Registration Statement has
     become effective, and the Registration Statement as of the effective date (the "Effective Date"), and the Prospectus, as of the date of the Prospectus
     Supplement, complied in all material respects with the applicable requirements of the Act and the 1933
     Act Regulations; and the Registration Statement, as of the Effective Date, did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus, as of the date of the Prospectus Supplement, did not, and as of the Closing Date will not, contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Company nor Residential Funding makes any representations or warranties as to the information contained in or omitted from the Registration
     Statement or the Prospectus or any amendment thereof or supplement thereto relating to the information identified by underlining or other highlighting as shown in Exhibit E (the "Excluded
     Information"); and provided, further, that neither the Company nor Residential Funding makes any representations or warranties as to either (i) any information in any Computational Materials or ABS
     Term Sheets (each as hereinafter defined) required to be provided by the Underwriter to the Company pursuant to Section 4.2, except to the extent of any information set forth therein that constitutes
     Pool Information (as defined below), or (ii) as to any information contained in or omitted from the portions of the Prospectus identified by underlining or other highlighting as shown in Exhibit F (the "Underwriter Information"). As used herein, "Pool Information" means information with respect to the characteristics of the Mortgage
     Loans and administrative and servicing fees, as provided by or on behalf of the Company or Residential Funding to the Underwriter in final form and set forth in the Prospectus Supplement.
     The Company acknowledges that, except for any Computational Materials and ABS Term Sheets, the
     Underwriter Information constitutes the only information furnished in writing by you or on your behalf for use in connection with the preparation of the Registration Statement, any preliminary prospectus or the Prospectus, and you confirm that the Underwriter Information is correct.

          (c)  The Company has been duly incorporated
     and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to conduct its business as presently conducted by it.

          (d) This Agreement has been duly authorized, executed and delivered by the Company.

          (e)  As of the Closing Date (as defined
     herein) the Certificates will conform in all material respects to the description thereof contained in the Prospectus and the representations and warranties of the Company in the Pooling and Servicing Agreement will be true and correct in all material respects.

          1.2  Residential Funding represents and
warrants to, and agrees with you that as of the Closing
Date the representations and warranties of Residential
Funding in the Pooling and Servicing Agreement will be true and correct in all material respects.

          1.3 The Underwriter represents and warrants to and agrees with the Company and Residential Funding that:

               (a)  No purpose of the Underwriter
     relating to the purchase of any of the Class R
     Certificates by the Underwriter is or will be to enable the Company to impede the assessment or collection of any tax.

               (b)  The Underwriter has no present
     knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding.

               (c)  The Underwriter has no present
     knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Certificates remain outstanding.

               (d)  No purpose of the Underwriter
     relating to any sale of any of the Class R
     Certificates by the Underwriter will be to enable it to impede the assessment or collection of tax.
     In this regard, the Underwriter hereby represents to and for the benefit of the Company and Residential Funding that the Underwriter intends to pay taxes associated with holding the Class R
     Certificates, as they become due, fully
     understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R
     Certificates.

               (e)  The Underwriter will, in connection
     with any transfer it makes of any of the Class R
     Certificates, obtain from its transferee the affidavit required by Section 5.02(f)(i)(B)(I) of the Pooling and Servicing Agreement, will not consummate any such transfer if it knows or believes that any representation contained in such affidavit is false and will provide the Trustee with the Certificate required by Section
     5.02(f)(i)(B)(II) of the Pooling and Servicing
     Agreement.

              (f)   The Underwriter hereby certifies
     that (i) with respect to any classes of
     Certificates issued in authorized denominations or Percentage Interests of less than $25,000 or 20%, as the case may be, the fair market value of each such Certificate sold to any person on the date of initial sale thereof by the Underwriter will not be less than $100,000, and (ii) with respect to each class of Certificates to be maintained on the book-entry records of The Depository Trust Company
     ("DTC"), the interest in each such class of Certificates sold to any person on the date of initial sale thereof by the Underwriter will not be less than an initial Certificate Principal Balance of $25,000.

               (g)  The Underwriter will use its best
     reasonable efforts to cause Trepp & Co. to issue a commitment letter, prior to the Closing Date, to DTC stating that Trepp & Co. will value the DTC
     Registered Certificates (hereinafter defined) on an ongoing basis subsequent to the Closing Date.

               (h)  The Underwriter will have funds
     available at ________________, in the Underwriter's account at such bank at the time all documents are executed and the closing of the sale of the Certificates is completed, except for the transfer of funds and the delivery of the Certificates.
     Such funds will be available for immediate transfer into the account of Residential Funding maintained at such bank.

               (i)  As of the date hereof and as of the
     Closing Date, the Underwriter has complied with all of its obligations hereunder including Section 4.2, and, with respect to all Computational Materials and ABS Term Sheets provided by the Underwriter to the Company pursuant to Section 4.2, if any, such Computational Materials and ABS Term Sheets are accurate in all material respects when read in conjunction with the Prospectus Supplement (taking into account the assumptions explicitly set forth in the Computational Materials or ABS Term Sheets, except to the extent of any errors therein that are caused by errors in the Pool Information). The
     Computational Materials and ABS Term Sheets provided by the Underwriter to the Company constitute a complete set of all Computational
     Materials and ABS Term Sheets that are required to be filed with the Commission.

          1.4  The Underwriter covenants and agrees to
pay directly, or reimburse the Company or Residential
Funding upon demand for (i) any and all taxes (including penalties and interest) owed or asserted to be owed by the Company or Residential Funding as a result of a claim by the Internal Revenue Service that the transfer of any of the Class R Certificates to the Underwriter hereunder or any transfer thereof by the Underwriter may be disregarded for federal tax purposes and (ii) any and all losses, claims, damages and liabilities, including attorney's fees and expenses, arising out of any failure of the Underwriter to make payment or reimbursement in connection with any such assertion as required in (i) above. In addition, the Underwriter acknowledges that on the Closing Date immediately after the transactions described herein it will be the owner of the Class R
Certificates for federal tax purposes, and the Underwriter covenants that it will not assert in any proceeding that the transfer of the Class R Certificates from the Company to the Underwriter should be disregarded for any purpose.

     2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to you, and you agree to purchase from the Company, the Certificates (other than for a de minimis portion of the Class R Certificates, which shall be transferred by the Company to Residential Funding) at a price equal to __________% of the aggregate principal balance of the Certificates as of the Closing Date. There will be added to the purchase price of the Certificates an amount equal to interest accrued thereon from the Cut-off Date to but not including the Closing Date. The purchase price for the Certificates was agreed to by the Company in reliance upon the transfer from the Company to the Underwriter of the tax liabilities associated with the ownership of the Class R Certificates.

     3. Delivery and Payment. Delivery of and payment for the Certificates shall be made at the office of [Thacher Proffitt & Wood] [Orrick, Herrington &
Sutcliffe] at 10:00 a.m., New York City time, on
______________, 199_ or such later date as you shall designate, which date and time may be postponed by agreement between you and the Company (such date and time of delivery and payment for the Certificates being herein called the "Closing Date"). Delivery of the Certificates
(except for the Class R Certificates (the "Definitive
Certificates")) shall be made to you through the Depository Trust Company ("DTC") (such Certificates, the
"DTC Registered Certificates"), and delivery of the Definitive Certificates shall be made in registered, certified form, in each case against payment by you of the purchase price thereof to or upon the order of the Company by wire transfer in immediately available funds.
The Definitive Certificates shall be registered in such names and in such denominations as you may request not less than two business days in advance of the Closing
Date.  The Company agrees to have the Definitive
Certificates available for inspection, checking and packaging by you in New York, New York not later than 1:00 p.m. on the business day prior to the Closing Date.

     4.   Offering by Underwriter.

          4.1 It is understood that you propose to offer the Certificates for sale to the public as set forth in the Prospectus and you agree that all such offers and sales by you shall be made in compliance with all applicable laws and regulations.

          4.2 It is understood that you may prepare and provide to prospective investors certain Computational
Materials and ABS Term Sheets (each as defined below) in connection with your offering of the Certificates, subject to the following conditions:

               (a)  The Underwriter shall comply with
     all applicable laws and regulations in connection with the use of Computational Materials, including the No-Action Letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance
     Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public
     Securities Association dated May 24, 1994
     (collectively, the "Kidder/PSA Letter"), as well as the PSA Letter referred to below. The Underwriter shall comply with all applicable laws and regulations in connection with the use of ABS Term
     Sheets, including the No-Action Letter of February
     17, 1995 issued by the Commission to the Public
     Securities Association (the "PSA Letter" and, together with the Kidder/PSA Letter, the "No-Action
     Letters").

               (b)  For purposes hereof, "Computational
     Materials" as used herein shall have the meaning given such term in the No-Action Letters, but shall include only those Computational Materials that have been prepared or delivered to prospective investors by or at the direction of the Underwriter. For purposes hereof, "ABS Term
     Sheets" and "Collateral Term Sheets" as used herein shall have the meanings given such terms in the PSA
     Letter but shall include only those ABS Term Sheets or Collateral Term Sheets that have been prepared or delivered to prospective investors by or at the direction of the Underwriter.

               (c)  (i) All Computational Materials and
     ABS Term Sheets provided to prospective investors that are required to be filed pursuant to the No-
     Action Letters shall bear a legend on each page including the following statement:

          "THE INFORMATION HEREIN HAS BEEN
          PROVIDED SOLELY BY
          _________________________________
          [name of Underwriter].  NEITHER THE
          ISSUER OF THE CERTIFICATES NOR ANY
          OF ITS AFFILIATES MAKES ANY
          REPRESENTATION AS TO THE ACCURACY OR
          COMPLETENESS OF THE INFORMATION
          HEREIN. THE INFORMATION HEREIN IS
          PRELIMINARY, AND WILL BE SUPERSEDED
          BY THE APPLICABLE PROSPECTUS
          SUPPLEMENT AND BY ANY OTHER
          INFORMATION SUBSEQUENTLY FILED WITH
          THE SECURITIES AND EXCHANGE
          COMMISSION.

               (ii) In the case of Collateral Term
     Sheets, such legend shall also include the following statement:

          "THE INFORMATION CONTAINED HEREIN WILL BE
          SUPERSEDED BY THE DESCRIPTION OF THE MORTGAGE
          POOL CONTAINED IN THE PROSPECTUS SUPPLEMENT
          RELATING TO THE CERTIFICATES AND [Except with respect to the initial Collateral Term Sheet prepared by the Underwriter] SUPERSEDES ALL
          INFORMATION CONTAINED IN ANY COLLATERAL TERM
          SHEETS RELATING TO THE MORTGAGE POOL
          PREVIOUSLY PROVIDED BY ______________ [name of
          Underwriter]."

     The Company shall have the right to require additional specific legends or notations to appear on any Computational Materials or ABS Term Sheets, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein. Notwithstanding the foregoing, subsection (c)(i) will be satisfied if all Computational Materials and ABS Term Sheets referred to therein bear a legend in a form previously approved in writing by the Company.

               (d)  The Underwriter shall provide the
     Company with representative forms of all Computational Materials and ABS Term Sheets prior to their first use, to the extent such forms have not previously been approved by the Company for use by the Underwriter. The Underwriter shall provide to the Company, for filing on Form 8-K as provided in Section 5.9, copies (in such format as required by the Company) of all Computational Materials and ABS Term Sheets that are required to be filed with the Commission pursuant to the No-Action Letters.
     The Underwriter may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed. All
     Computational Materials and ABS Term Sheets described in this subsection (d) must be provided to the Company not later than 10:00 a.m. New York time one business day before filing thereof is required pursuant to the terms of this Agreement.
     The Underwriter agrees that it will not provide to any investor or prospective investor in the Certificates any Computational Materials or ABS
     Term Sheets on or after the day on which Computational Materials and ABS Term Sheets are required to be provided to the Company pursuant to this Section 4.2(d) (other than copies of Computational Materials or ABS Term Sheets previously submitted to the Company in accordance with this Section 4.2(d) for filing pursuant to
     Section 5.9), unless such Computational Materials or ABS Term Sheets are preceded or accompanied by the delivery of a Prospectus to such investor or prospective investor.

               (e)  All information included in the
     Computational Materials and ABS Term Sheets shall be generated based on substantially the same methodology and assumptions that are used to generate the information in the Prospectus
     Supplement as set forth therein; provided that the Computational Materials and ABS Term Sheets may include information based on alternative methodologies or assumptions if specified therein.
     If any Computational Materials or ABS Term Sheets that are required to be filed were based on assumptions with respect to the Pool that differ from the final Pool Information in any material respect or on Certificate structuring terms that were revised in any material respect prior to the printing of the Prospectus, the Underwriter shall prepare revised Computational Materials or ABS Term
     Sheets, as the case may be, based on the final Pool
     Information and structuring assumptions, circulate such revised Computational Materials and ABS Term
     Sheets to all recipients of the preliminary versions thereof that indicated orally to the Underwriter they would purchase all or any portion of the Certificates, and include such revised
     Computational Materials and ABS Term Sheets
     (marked, "as revised") in the materials delivered to the Company pursuant to subsection (d) above.

               (f)  The Company shall not be obligated
     to file any Computational Materials or ABS Term
     Sheets that have been determined to contain any material error or omission, provided that, at the request of the Underwriter, the Company will file
     Computational Materials or ABS Term Sheets that contain a material error or omission if clearly marked "superseded by materials dated _____" and accompanied by corrected Computational Materials or ABS Term Sheets that are marked, "material previously dated _________, as corrected." In the event that, within the period during which the Prospectus relating to the Certificates is required to be delivered under the Act, any Computational
     Materials or ABS Term Sheets are determined, in the reasonable judgment of the Company or the Underwriter, to contain a material error or omission, the Underwriter shall prepare a corrected version of such Computational Materials or ABS Term
     Sheets, shall circulate such corrected
     Computational Materials and ABS Term Sheets to all recipients of the prior versions thereof that either indicated orally to the Underwriter they would purchase all or any portion of the Certificates, or actually purchased all or any portion thereof, and shall deliver copies of such corrected Computational Materials and ABS Term
     Sheets (marked, "as corrected") to the Company for filing with the Commission in a subsequent Form 8-K submission (subject to the Company's obtaining an accountant's comfort letter in respect of such corrected Computational Materials and ABS Term
     Sheets, which shall be at the expense of the Underwriter).

               (g)  If the Underwriter does not provide
     any Computational Materials or ABS Term Sheets to the Company pursuant to subsection (d) above, the Underwriter shall be deemed to have represented, as of the Closing Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Certificates that is required to be filed with the Commission in accordance with the No-Action Letters, and the Underwriter shall provide the Company with a certification to that effect on the Closing Date.

               (h)  In the event of any delay in the
     delivery by the Underwriter to the Company of all Computational Materials and ABS Term Sheets required to be delivered in accordance with subsection (d) above, or in the delivery of the accountant's comfort letter in respect thereof pursuant to Section 5.9, the Company shall have the right to delay the release of the Prospectus to investors or to the Underwriter, to delay the Closing Date and to take other appropriate actions in each case as necessary in order to allow the Company to comply with its agreement set forth in
     Section 5.9 to file the Computational Materials and ABS Term Sheets by the time specified therein.

               (i)  The Underwriter represents that it
     has in place, and covenants that it shall maintain internal controls and procedures which it reasonably believes to be sufficient to ensure full compliance with all applicable legal requirements of the No-Action Letters with respect to the generation and use of Computational Materials and ABS Term Sheets in connection with the offering of the Certificates.

          4.3 You further agree that on or prior to the sixth day after the Closing Date, you shall provide the Company with a certificate, substantially in the form of Exhibit G attached hereto, setting forth (i) in the case of each class of Certificates, (a) if less than 10% of the aggregate principal balance of such class of Certificates has been sold to the public as of such date, the value calculated pursuant to clause (b)(iii) of Exhibit G hereto, or, (b) if 10% or more of such class of Certificates has been sold to the public as of such date but no single price is paid for at least 10% of the aggregate principal balance of such class of Certificates, then the weighted average price at which the Certificates of such class were sold expressed as a percentage of the principal balance of such class of Certificates sold, or (c) the first single price at which at least 10% of the aggregate principal balance of such class of Certificates was sold to the public, (ii) the prepayment assumption used in pricing each class of Certificates, and (iii) such other information as to matters of fact as the Company may reasonably request to enable it to comply with its reporting requirements with respect to each class of Certificates to the extent such information can in the good faith judgment of the Underwriter be determined by it.

     5.   Agreements.  The Company agrees with you that:

          5.1  Before amending or supplementing the
Registration Statement or the Prospectus with respect to the Certificates, the Company will furnish you with a copy of each such proposed amendment or supplement.

          5.2  The Company will cause the Prospectus
Supplement to be transmitted to the Commission for filing pursuant to Rule 424(b) under the Act by means reasonably calculated to result in filing with the Commission pursuant to said rule.

          5.3 If, during the period after the first date of the public offering of the Certificates in which a prospectus relating to the Certificates is required to be delivered under the Act, any event occurs as a result of which it is necessary to amend or supplement the Prospectus, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Act or the 1933 Act Regulations, the Company promptly will prepare and furnish, at its own expense, to you, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

          5.4 The Company will furnish to you, without charge, a copy of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an underwriter or dealer may be required by the Act, as many copies of the Prospectus, any documents incorporated by reference therein and any amendments and supplements thereto as you may reasonably request.

          5.5  The Company agrees, so long as the
Certificates shall be outstanding, or until such time as you shall cease to maintain a secondary market in the Certificates, whichever first occurs, to deliver to you the annual statement as to compliance delivered to the Trustee pursuant to Section 3.18 of the Pooling and Servicing Agreement and the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to Section 3.19 of the Pooling and Servicing
Agreement, as soon as such statements are furnished to the Company.

          5.6 The Company will endeavor to arrange for the qualification of the Certificates for sale under the laws of such jurisdictions as you may reasonably designate and will maintain such qualification in effect so long as required for the initial distribution of the Certificates; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

          5.7 If the transactions contemplated by this Agreement are consummated, the Company or Residential
Funding will pay or cause to be paid all expenses incident to the performance of the obligations of the Company and Residential Funding under this Agreement, and will reimburse you for any reasonable expenses (including reasonable fees and disbursements of counsel) reasonably incurred by you in connection with qualification of the Certificates for sale and determination of their eligibility for investment under the laws of such jurisdictions as you have reasonably requested pursuant to Section 5.6 above and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Certificates, and for expenses incurred in distributing the Prospectus
(including any amendments and supplements thereto) to the Underwriter. Except as herein provided, you shall be responsible for paying all costs and expenses incurred by you, including the fees and disbursements of your counsel, in connection with the purchase and sale of the Certificates.

          5.8  If, during the period after the Closing
Date in which a prospectus relating to the Certificates is required to be delivered under the Act, the Company receives notice that a stop order suspending the effectiveness of the Registration Statement or preventing the offer and sale of the Certificates is in effect, the Company will advise you of the issuance of such stop order.

          5.9  The Company shall file the Computational
Materials and ABS Term Sheets (if any) provided to it by the Underwriter under Section 4.2(d) with the Commission pursuant to a Current Report on Form 8-K by 10:00 a.m. on the morning the Prospectus is delivered to the Underwriter or, in the case of any Collateral Term Sheet required to be filed prior to such date, by 10:00 a.m. on the second business day following the first day on which such Collateral Term Sheet has been sent to a prospective investor; provided, however, that prior to such filing of the Computational Materials and ABS Term Sheets (other than any Collateral Term Sheets that are not based on the Pool Information) by the Company, the Underwriter must comply with its obligations pursuant to Section 4.2 and the Company must receive a letter from _____________________, certified public accountants, satisfactory in form and substance to the Company, Residential Funding and their respective counsels, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Company, as a result of which they determined that all information that is included in the Computational
Materials and ABS Term Sheets (if any) provided by the Underwriter to the Company for filing on Form 8-K, as provided in Section 4.2 and this Section 5.9, is accurate except as to such matters that are not deemed by the Company to be material. The foregoing letter shall be at the sole expense of the Underwriter. The Company shall file any corrected Computational Materials described in
Section 4.2(f) as soon as practicable following receipt thereof. The Company also will file with the Commission within fifteen days of the issuance of the Certificates a Current Report on Form 8-K (for purposes of filing the Pooling and Servicing Agreement).

     6. Conditions to the Obligations of the Under-writer. The Underwriter's obligation to purchase the Certificates shall be subject to the following conditions:

          6.1 No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending or, to the knowledge of the Company, threatened by the Commission;
and the Prospectus Supplement shall have been filed or transmitted for filing, by means reasonably calculated to result in a filing with the Commission pursuant to Rule
424(b) under the Act.

          6.2 Since _________ 1, 199_ there shall have been no material adverse change (not in the ordinary course of business) in the condition of the Company or Residential Funding.

          6.3 The Company shall have delivered to you a certificate, dated the Closing Date, of the President, a Senior Vice President or a Vice President of the Company to the effect that the signer of such certificate has examined this Agreement, the Prospectus, the Pooling and Servicing Agreement and various other closing documents, and that, to the best of his or her knowledge after reasonable investigation:

               (a)  the representations and warranties
     of the Company in this Agreement and in the Pooling and Servicing Agreement are true and correct in all material respects; and

               (b)  the Company has, in all material
     respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

          6.4 Residential Funding shall have delivered to you a certificate, dated the Closing Date, of the President, a Senior Vice President or a Vice President of
Residential Funding to the effect that the signer of such certificate has examined the Pooling and Servicing
Agreement and this Agreement and that, to the best of his or her knowledge after reasonable investigation, the representations and warranties of Residential Funding contained in the Pooling and Servicing Agreement and in this Agreement are true and correct in all material respects.

          6.5  You shall have received the opinions of
[Thacher Proffitt & Wood] [Orrick, Herrington &
Sutcliffe], special counsel for the Company and Residential Funding, dated the Closing Date and substantially to the effect set forth in Exhibit A-1 and Exhibit A-2, and the opinion of Lorna P. Gleason, general counsel for the Company and Residential Funding, dated the Closing Date and substantially to the effect set forth in Exhibit B.

          6.6 You shall have received from Brown & Wood, counsel for the Underwriter, an opinion dated the Closing
Date in form and substance satisfactory to the Underwriter.

          6.7 The Underwriter shall have received from ________________________, certified public accountants,
(a) a letter dated the date hereof and satisfactory in form and substance to the Underwriter and the Underwriter's counsel, to the effect that they have performed certain specified procedures, all of which have been agreed to by the Underwriter, as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Prospectus Supplement under the captions "Description of the Mortgage Pool", "Pooling and Servicing Agreement",
"Description of the Certificates" and "Certain Yield and Prepayment Considerations" agrees with the records of the Company and Residential Funding excluding any questions of legal interpretation and (b) the letter prepared pursuant to Section 5.9 hereof.

          6.8  The Certificates shall have been rated
"AAA" by _____________________________ and
___________________________.

          6.9   You shall have received the opinion of
_______________, dated the Closing Date, substantially to the effect set forth in Exhibit C.

          6.10  You shall have received the opinion of
________________, special Minnesota tax counsel for the Company, dated the Closing Date, substantially to the effect set forth in Exhibit D.

          6.11 You shall have received from [Thacher
Proffitt & Wood] [Orrick, Herrington & Sutcliffe],
special counsel to the Company, and from Lorna P.
Gleason, general counsel to the Company, reliance letters
with respect to any opinions delivered to
_______________________________ and
____________________________.

The Company will furnish you with conformed copies of the above opinions, certificates, letters and documents as you reasonably request.

     7.   Indemnification and Contribution.

          7.1  The Company and Residential Funding,
jointly and severally, agree to indemnify and hold harmless you and each person, if any, who controls you within the meaning of either Section 15 of the Act or
Section 20 of the Securities Exchange Act of 1934, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Certificates as originally filed or in any amendment thereof or other filing incorporated by reference therein, or in the Prospectus or incorporated by reference therein (if used within the period set forth in Section 5.3 hereof and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon any information with respect to which the Underwriter has agreed to indemnify the Company pursuant to Section 7.2; provided, that none of the Company, Residential Funding or you will be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein relating to the Excluded Information or any information included in Computational Materials or ABS Term Sheets which is incorrect solely because the Pool Information deviates from the parameters set forth in the bid sheet attached hereto as Exhibit I provided you have complied with your obligations to circulate and deliver to the Company revised Computational Materials and ABS Term Sheets in accordance with Section 4.2(e) (any such deviation, the "Excluded Pool Information").

          7.2 You agree to indemnify and hold harmless the Company, Residential Funding, their respective directors or officers and any person controlling the Company or Residential Funding to the same extent as the indemnity set forth in clause 7.1 above from the Company and Residential Funding to you, but only with respect to
(i) the Underwriter Information and (ii) the
Computational Materials and ABS Term Sheets, except to the extent of any errors in the Computational Materials or ABS Term Sheets that are caused by errors in the Pool
Information; provided, however that the indemnification set forth in this Section 7.2 shall not apply to the extent of any errors in the Computational Materials or ABS Term Sheets that are caused by Excluded Pool
Information. In addition, you agree to indemnify and hold harmless the Company, Residential Funding, their respective directors or officers and any person controlling the Company or Residential Funding against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees) caused by, resulting from, relating to, or based upon any legend regarding original issue discount on any Certificate resulting from incorrect information provided by the Underwriter in the certificates described in Section 4.3 hereof.

          7.3  In case any proceeding (including any
governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either clause 7.1 or 7.2, such person (the
"indemnified party") shall promptly notify the person against whom such indemnity may be sought (the
"indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you, in the case of parties indemnified pursuant to clause 7.1 and by the Company or Residential
Funding, in the case of parties indemnified pursuant to clause 7.2. The indemnifying party may, at its option, at any time upon written notice to the indemnified party, assume the defense of any proceeding and may designate counsel reasonably satisfactory to the indemnified party in connection therewith provided that the counsel so designated would have no actual or potential conflict of interest in connection with such representation. Unless it shall assume the defense of any proceeding the indemnifying party shall not be liable for any settlement of any proceeding, effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. If the indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement provides for release of the indemnified party in connection with all matters relating to the proceeding which have been asserted against the indemnified party in such proceeding by the other parties to such settlement, without the consent of the indemni-fied party.

          7.4  If the indemnification provided for in
this Section 7 is unavailable to an indemnified party under clause 7.1 or 7.2 hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect not only the relative benefits received by the Company and Residential Funding on the one hand and the Underwriter on the other from the offering of the Certificates but also the relative fault of the Company or Residential
Funding on the one hand and of the Underwriter, on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and Residential Funding on the one hand and of the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          7.5  The Company, Residential Funding and the
Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in clause 7.4, above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim except where the indemnified party is required to bear such expenses pursuant to clause 7.4;
which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnifying party believes that it will be ultimately obligated to pay such expenses. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          7.6 The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company and Residential Funding in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Underwriter or on behalf of the Underwriter or any person controlling the Underwriter or by or on behalf of the Company or Residential Funding and their respective directors or officers or any person controlling the Company or Residential Funding and (iii) acceptance of and payment for any of the Certificates.

     8. Termination. This Agreement shall be subject to termination by notice given to the Company and Residential Funding, if the sale of the Certificates provided for herein is not consummated because of any failure or refusal on the part of the Company or Residential Funding to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or Residential Funding shall be unable to perform their respective obligations under this Agreement. If you terminate this Agreement in accordance with this Section 8, the Company or Residential Funding will reimburse you for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by the Underwriter in connection with the proposed purchase and sale of the Certificates.

     9.   Certain Representations and Indemnities to
Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, Residential Funding or the officers of any of the Company, Residential Funding, and you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by you or on your behalf or made by or on behalf of the Company or Residential
Funding or any of their respective officers, directors or controlling persons, and will survive delivery of and payment for the Certificates.

     10.  Notices.  All communications hereunder will be
in writing and effective only on receipt, and, if sent to
the Underwriter will be mailed, delivered or telegraphed
and confirmed to you at
_______________________________________________________
_________________, Attention:
____________________________ or if sent to the Company,
will be mailed, delivered or telegraphed and confirmed to
it at Residential Funding Mortgage Securities I, Inc.,
8400 Normandale Lake Boulevard, Suite 600, Minneapolis,
Minnesota 55437, Attention:  ____________________; or, if
sent to Residential Funding will be mailed, delivered or
telegraphed and confirmed to it at Residential Funding
Corporation, 8400 Normandale Lake Boulevard, Suite 600,
Minneapolis, Minnesota 55437, Attention:
____________________.

     11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section
7 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

     12.  Applicable Law.  This Agreement will be
governed by and construed in accordance with the laws of the State of New York.

     13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

     If the foregoing is in accordance with your under-standing of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, Residential Funding and you.

                              Very truly yours,

                              RESIDENTIAL FUNDING
                              MORTGAGE SECURITIES I,
                              INC.

                              By:
                              Name:
                              Title:


                              RESIDENTIAL FUNDING
                              CORPORATION

                              By:
                              Name:
                              Title:

The foregoing Underwriting Agreement
is hereby confirmed and accepted as of
the date first above written.





By:
Name:
Title:

                      EXHIBIT A-1

   [[Thacher Proffitt & Wood] [Orrick, Herrington &
Sutcliffe] Letterhead]



               _________________, 199_



Residential Funding Mortgage Securities I, Inc.
8400 Normandale Lake Boulevard
Minneapolis, Minnesota 55437

Residential Funding Corporation
8400 Normandale Lake Boulevard
Minneapolis, Minnesota 55437





[Name and address of trustee]

               Re:  Residential Funding Mortgage
                    Securities I, Inc.
                    Mortgage Pass-Through Certificates,
Series 199_-S__

Ladies and Gentlemen:

     We have acted as special counsel to Residential
Funding Mortgage Securities I, Inc. (the "Company") and
Residential Funding Corporation (the "Master Servicer" or
"RFC") in connection with the issuance and sale by the Company of Mortgage Pass-Through Certificates, Series
199_-S__ (the "Certificates"), pursuant to a Pooling and Servicing Agreement, dated as of _______________ 1, 199_
(the "Pooling and Servicing Agreement"), among the
Company, the Master Servicer and
________________________, as trustee (the "Trustee").
The Certificates consist of ____________ classes designated as Class _ and Class R (collectively, the
"Senior Certificates") and ____________ classes of subordinated certificates designated as Class _ and Class _. Only the Senior Certificates and Class _
Certificates (the "Offered Certificates") are offered under the Prospectus.

     The Senior Certificates in the aggregate and the Class _ Certificates will evidence initial undivided interests of approximately _____% and _____%, respectively, in a trust fund (the "Trust Fund") consisting primarily of a pool of conventional, [fixed-rate] [adjustable-rate], one- to four-family first mortgage loans (the "Mortgage Loans") held by ______________________________________________, as custodian (the "Custodian"), pursuant to a Custodial
Agreement, dated as of _______________ 1, 199_, among the Company, the Master Servicer, the Custodian and the Trustee (the "Custodial Agreement"). RFC acquired the
Mortgage Loans through its mortgage loan purchase program from various seller/servicers. RFC transferred the Mortgage Loans to the Company pursuant to an Assignment and Assumption Agreement, dated ______________ (the
"Assignment and Assumption Agreement"), in exchange for immediately available funds, [the Excess Spread,] the Class _ Certificates and a de minimis portion of the Class R Certificates. The Company will sell the Class _ and the Class R Certificates other than a de minimis portion thereof (the "Underwritten Certificates") to _______________________ (the "Underwriter"), pursuant to an Underwriting Agreement, dated _______________, 199_, among the Company, RFC and the Underwriter (the
"Underwriting Agreement"; the Pooling and Servicing
Agreement, the Custodial Agreement, the Underwriting
Agreement and the Assignment and Assumption Agreement, collectively, the "Agreements"). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreements. This opinion letter is rendered pursuant to Section 6.5 of the Underwriting Agreement.

     In connection with rendering this opinion letter, we have examined the Agreements and such records and other documents as we have deemed necessary. As to matters of fact, we have examined and relied upon representations of the parties contained in the Agreements and, where we have deemed appropriate, representations or certifications of officers of the Company, the Master
Servicer, the Trustee or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies.
We have assumed that all parties, except for the Company and the Master Servicer, had the corporate power and authority to enter into and perform all obligations under such documents. As to such parties, we also have assumed the due authorization by all requisite corporate action, the due execution and delivery and the enforceability of such documents. We have assumed that there is not and will not be any other agreement that materially supplements or otherwise modifies the agreements expressed in the Agreements. We have further assumed the conformity of the Mortgage Loans and related documents to the requirements of the Agreements.

     In rendering this opinion letter, we do not express any opinion concerning any law other than the law of the State of New York, the corporate law of the State of Delaware and the federal law of the United States, nor do we express any opinion concerning the application of the "doing business" laws or the securities laws of any jurisdiction other than the federal securities laws of the United States. In rendering the opinion set forth below, as to matters governed by the laws of the State of Minnesota, we have relied without independent investigation on the opinion letter of Lorna P. Gleason, Esq., general counsel to the Company and the Master
Servicer, dated the date hereof, a copy of which is annexed hereto. To the extent that we have relied on the foregoing opinion letter, the opinions set forth below are subject to the same assumptions, qualifications, exceptions and other limitations set forth therein. We do not express any opinion on any issue not expressly addressed below.

     Based upon the foregoing, it is our opinion that:

     1.   The Registration Statement has become
          effective under the Securities Act of 1933, as amended (the "Act"), and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn, and no proceedings for that purpose have been instituted or threatened under Section 8(d) of the Act.

     2.   The Registration Statement, at the Effective
          Date, and the Prospectus, as of the date of the Prospectus Supplement, other than any financial or statistical information or
          Computational Materials contained or
          incorporated by reference therein, complied as to form in all material respects with the requirements of the Act and the applicable rules and regulations thereunder.

     3.   To our knowledge, there are no material
          contracts, indentures, or other documents (not including computational materials) of a character required to be described or referred to in either the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

     4.   The Offered Certificates, when duly and
          validly executed, authenticated and delivered in accordance with the Pooling and Servicing
          Agreement, will be entitled to the benefits of the Pooling and Servicing Agreement.

     5. The statements made in the Prospectus under the heading "Description of the Certificates", insofar as such statements purport to summarize certain provisions of the Offered
          Certificates and the Pooling and Servicing
          Agreement, provide a fair summary of such provisions. The statements made in the Basic
          Prospectus and the Prospectus Supplement, as the case may be, under the headings "Certain
          Federal Income Tax Consequences", "Certain
          Legal Aspects of Mortgage Loans and Related
          Matters--Applicability of Usury Laws", and
          "--Alternative Mortgage Instruments", and
          "ERISA Considerations", to the extent that they constitute matters of State of New York or federal law or legal conclusions with respect thereto, while not purporting to discuss all possible consequences of investment in the Offered Certificates are correct in all material respects with respect to those consequences or matters that are discussed therein.

     6. Each class of the Senior Certificates and the Class M Certificates will be "mortgage related securities", as defined in Section 3(a)(41) of the Securities Exchange Act of 1934, as amended, so long as such class is rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

     7. The Pooling and Servicing Agreement is not required to be qualified under the Trust
          Indenture Act of 1939, as amended, and the Trust Fund created by the Pooling and Servicing Agreement is not required to be registered under the Investment Company Act of 1940, as amended.

     8. No consent, approval, authorization or order of any federal or State of New York court or governmental agency or body is required for the consummation by the Company or the Master
          Servicer of the transactions contemplated by the terms of the Agreements, except (a) such as have been obtained under the Act and (b) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and the offer and sale of the Underwritten Certificates by the Underwriter, as to which we express no opinion.

     9.   Neither the sale of the Underwritten
          Certificates to the Underwriter pursuant to the Underwriting Agreement, nor the consumma-tion of any other of the transactions con-templated by, or the fulfillment by the Company or the Master Servicer of the terms of the Agreements, will result in a breach of any term or provision of any federal or State of New York statute or regulation or, to the best of our knowledge, conflict with, result in a breach, violation or acceleration of or constitute a default under any order of any federal or State of New York court, regulatory body, administrative agency or governmental body having jurisdiction over the Company or the Master Servicer.

     10.  Each of the Agreements has been duly
          authorized, executed and delivered by the Company and the Master Servicer and, upon due authorization, execution and delivery by the other parties thereto, each will constitute a valid, legal and binding agreement of the Company and the Master Servicer, enforceable against the Company and the Master Servicer in accordance with its terms, except as enforceability may be limited by (i) bank-ruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the rights of creditors, (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and (iii) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of any of the Agreements which purport to provide indemnification with respect to securities law violations.

     11. Assuming compliance with the provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will qualify as a real estate mortgage investment conduit ("REMIC") within the meaning of Sections 860A through 860G (the "REMIC
          Provisions") of the Internal Revenue Code of
          1986, the Offered Certificates (other than the
          Class R Certificates) will be "regular
          interests" in the Trust Fund and the Class R
          Certificates will be the sole class of
          "residual interests" in the Trust Fund, within the meaning of the REMIC Provisions in effect on the date hereof.

     12. Assuming compliance with the provisions of the Pooling and Servicing Agreement, for City and
          State of New York income and corporation franchise tax purposes, the Trust Fund will be classified as a REMIC and not as a corporation, partnership or trust, in conformity with the federal income tax treatment of the Trust Fund. Accordingly, the Trust Fund will be exempt from all City and State of New York taxation imposed on its income, franchise or capital stock, and its assets will not be included in the calculation of any franchise tax liability.

     This opinion letter is rendered for the sole benefit of each addressee hereof, and no other person or entity is entitled to rely hereon without our prior written consent. Copies of this opinion letter may not be furnished to any other person or entity, nor may any portion of this opinion letter be quoted, circulated or referred to in any other document, without our prior written consent.

                              Very truly yours,



                              By


                      EXHIBIT A-2

   [[Thacher Proffitt & Wood] [Orrick, Herrington &
Sutcliffe] Letterhead]



               _________________, 199_



Residential Funding Mortgage
   Securities I, Inc.
8400 Normandale Lake Boulevard
Minneapolis, Minnesota  55437





[Name and address of Trustee]

          Re:  Residential Funding Mortgage
               Securities I, Inc.,
               Mortgage Pass-Through Certificates,
               Series 199_-S__


Ladies and Gentlemen:

     We have acted as special counsel to Residential
Funding Mortgage Securities I, Inc. (the "Company") and
Residential Funding Corporation (the "Master Servicer" or
"RFC") in connection with the issuance and sale by the Company of Mortgage Pass-Through Certificates, Series
199_-S__ (the "Certificates"), pursuant to a Pooling and Servicing Agreement, dated as of ________________ 1, 199_
(the "Pooling and Servicing Agreement"), among the
Company, the Master Servicer and _____________________ as trustee (the "Trustee"). The Certificates consist of
____________ classes designated as Class _ and Class R
(collectively, the "Senior Certificates") and
____________ classes of subordinated certificates designated as Class _ and Class _.

     The Senior Certificates in the aggregate and the Class _ Certificates will evidence initial undivided interests of approximately _____% and _____%, respectively, in a trust fund (the "Trust Fund") consisting primarily of a pool of conventional, [fixed-rate] [adjustable-rate], one- to four-family first mortgage loans (the "Mortgage Loans") held by ____________________________________________, as custodian (the "Custodian"), pursuant to a Custodial
Agreement, dated as of ___________ 1, 199_, among the Company, the Master Servicer, the Custodian and the Trustee (the "Custodial Agreement"). RFC acquired the
Mortgage Loans through its mortgage loan purchase program from various seller/servicers. RFC transferred the Mortgage Loans to the Company pursuant to an Assignment and Assumption Agreement, dated ______________, 199_ (the
"Assignment and Assumption Agreement"), in exchange for immediately available funds, [the Excess Spread,] the Class _ Certificates and a de minimis portion of the Class R Certificates. The Company will sell the Class _
Certificates and the Class R Certificates other than a de minimis portion thereof (the "Underwritten Certificates") to ______________________ (the "Underwriter"), pursuant to an Underwriting Agreement, dated ______________, 199_, among the Company, RFC and the Underwriter (the
"Underwriting Agreement"; the Pooling and Servicing
Agreement, the Custodial Agreement, the Underwriting
Agreement and the Assignment and Assumption Agreement, collectively, the "Agreements"). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreements. This letter is rendered pursuant to
Section 6.5 of the Underwriting Agreement.

     Because the primary purpose of our professional engagement was not to establish factual matters and because of the wholly or partially non-legal character of many determinations involved in the preparation of the Registration Statement and the Prospectus, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except to the extent expressly set forth in paragraph numbered 5 of our opinion letter relating to certain securities matters, dated the date hereof and addressed to the Company, RFC, the Underwriter and the Trustee (the "Closing Opinion"), and make no representation that we have otherwise independently verified the accuracy, completeness or fairness of such statements, except as aforesaid. In particular and without limiting the foregoing, we have not examined any accounting, financial or statistical records not included in either the Registration Statement or the Prospectus from which the information and statements included therein are derived, and we express no belief as to any such accounting, financial or statistical information contained in either the Registration Statement or the Prospectus or the information included under the caption
"Method of Distribution" contained in the Prospectus
Supplement, or as to any Computational Materials. We also note that we are not experts with respect to any portion of the Registration Statement or the Prospectus, including without limitation such accounting, financial or statistical information, except to the extent we may be deemed to be "experts" within the meaning of the Securities Act of 1933 or the rules and regulations thereunder with respect to the matters specifically mentioned in paragraph numbered 5 of the Closing Opinion.

     However, in the course of our acting as counsel to the Company in connection with its preparation of the Registration Statement or the Prospectus, we met in conferences and participated in telephone conversations involving representatives of the Company, representatives of the Master Servicer, representatives of the Underwriter, representatives of the Trustee, representa-tives of the Custodian, Brown & Wood in their capacity as counsel to the Underwriter, and _______________ in their capacity as counsel to Residential Funding Corporation, during which conferences and telephone conversations the contents of the Registration Statement and the Prospectus and related matters were discussed. In addition, we reviewed the minutes of the Board of Directors of the Company and of the Master Servicer, which minutes were represented to us by the Company or the Master Servicer, as applicable, to _________________, 199_, and certain documents furnished to us by the Company and the Master
Servicer or otherwise in our possession. We have not otherwise undertaken any procedures that were intended or likely to elicit information concerning the accuracy, completeness or fairness of the statements made in the Registration Statement or the Prospectus.

     Based on the foregoing, our understanding of applicable law and the experience we have gained in our practice thereunder, we hereby advise the Underwriter that no information has come to our attention that causes us to believe that the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus Supplement and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     This letter is rendered for the sole benefit of each addressee hereof, and no other person or entity is entitled to rely hereon without our prior written consent. Copies of this letter may not be furnished to any other person or entity, nor may any portion of this letter be quoted, circulated or referred to in any other document, without our prior written consent.

                                   Very truly yours,




                                   By

                       EXHIBIT B

                 [GMAC RFC LETTERHEAD]



                                   _________________,
199_

[Name and address of Trustee]






          Re:  Residential Funding Mortgage Securities
               I, Inc.
               Mortgage Pass-Through Certificates,
               Series 199_-S__

Ladies and Gentlemen:

     I am General Counsel to Residential Funding Mortgage
Securities I, Inc. (the "Company") and Residential
Funding Corporation (the "Master Servicer" or "RFC"). In that capacity, I am familiar with the issuance and sale by the Company of Mortgage Pass-Through Certificates,
Series 199_-S__ (the "Certificates"), pursuant to a
Pooling and Servicing Agreement, dated as of _______________ 1, 199_ (the "Pooling and Servicing
Agreement"), among the Company, the Master Servicer and _____________________, as trustee (the "Trustee"). The
Certificates consist of ____________ classes designated as Class _ and Class R (collectively, the "Senior
Certificates") and ____________ classes of subordinated certificates designated as Class _ and Class _. Only the Senior Certificates, Class M Certificates (the "Offered
Certificates") are offered under the Prospectus.

     The Senior Certificates in the aggregate and the Class _ Certificates will evidence initial undivided interests of approximately _____% and _____%, respectively, in a trust fund (the "Trust Fund") consisting primarily of a pool of conventional, fixed-rate, one- to four-family first mortgage loans (the
"Mortgage Loans") held by
____________________________________________, as
custodian (the "Custodian"), pursuant to a Custodial
Agreement, dated as of _____________ 1, 199_, among the Company, the Master Servicer, the Custodian and the Trustee (the "Custodial Agreement"). The Master Servicer acquired the Mortgage Loans through its mortgage loan purchase program from various seller/servicers. The
Master Servicer transferred the Mortgage Loans to the Company pursuant to an Assignment and Assumption
Agreement, dated ________________, 199_ (the "Assignment and Assumption Agreement") in exchange for immediately available funds, [the Excess Spread,] the Class _
Certificates and a de minimis portion of the Class R
Certificates.  The Company will sell the Class _
Certificates and the Class R Certificates other than a de minimis portion thereof (the "Underwritten Certificates") to _________________________ (the "Underwriter") pursuant to an Underwriting Agreement, dated _________________, 199_, among the Company, RFC and the Underwriter (the
"Underwriting Agreement"; the Pooling and Servicing
Agreement, the Custodial Agreement, the Underwriting
Agreement and the Assignment and Assumption Agreement, collectively, the "Agreements"). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreements. This opinion letter is rendered pursuant to Section 6.5 of the Underwriting Agreement.

     In connection with rendering this opinion letter, I have examined the Agreements and such other records and other documents as I have deemed necessary. As to matters of fact, I have examined and relied upon representations of the parties contained in the Agreements and, where I have deemed appropriate, representations and certifications of officers of the Company, the Master Servicer, the Trustee or public officials. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the original of all documents submitted to me as copies. I have assumed that all parties, except for the Company and the Master Servicer, had the corporate power and authority to enter into and perform all obligations thereunder. As to such parties, I also have assumed the due authorization by all requisite corporate action, the due execution and delivery and the enforceability of such documents. I have assumed that there is not and will not be any other agreement that materially supplements or otherwise modifies the agreements expressed in the Agreements. I have further assumed the conformity of the Mortgage Loans and related documents to the requirements of the Agreements.

     In rendering this opinion letter, I do not express any opinion concerning law other than the law of the State of Minnesota, the corporate law of the State of Delaware and the federal law of the United States, and I do not express any opinion concerning the application of the "doing business" laws or the securities laws of any jurisdiction other than the federal securities laws of the United States. I do not express any opinion on any issue not expressly addressed below.

     Based upon the foregoing, I am of the opinion that:

     1. The Company and the Master Servicer are duly incorporated and are validly existing as corporations in good standing under the laws of the State of Delaware, and each has the requisite power and authority, corporate or other, to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations under the Agreements.

     2. Each of the Agreements has been duly and validly authorized, executed and delivered by the Company and the Master Servicer and, upon due authorization, execution and delivery by other parties thereto, will constitute the valid, legal and binding agreements of the Company and the Master Servicer, enforceable against the Company and the Master Servicer in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the rights of creditors, (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and (iii) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of the Agreements which purport to provide indemnification with respect to securities law violations.

     3. The Offered Certificates, when duly and validly executed, authenticated and delivered in accordance with the Pooling and Servicing Agreement, will be entitled to the benefits of the Pooling and Servicing Agreement.

     4. No consent, approval, authorization or order of the State of Minnesota or federal court or governmental agency or body is required for the consummation by the Company or the Master Servicer of the transactions contemplated by the terms of the Agreements, except for those consents, approvals, authorizations or orders which previously have been obtained.

     5. Neither the sale, issuance and delivery of the Underwritten Certificates as provided in the Agreements, nor the consummation of any other of the transactions contemplated by, or the fulfillment of any other of the terms of, the Agreements, will result in a breach of any term or provision of the charter or bylaws of the Company or the Master Servicer or any State of Minnesota or federal statute or regulation or conflict with, result in a breach, violation or acceleration of or constitute a default under the terms of any indenture or other material agreement or instrument to which the Company or the Master Servicer is a party or by which it is bound or any order or regulation of any State of Minnesota or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Company or the Master Servicer.



     This opinion letter is rendered for the sole benefit of each addressee hereof, and no other person or entity, except Thacher Proffitt & Wood, is entitled to rely hereon without my prior written consent. Copies of this opinion letter may not be furnished to any other person or entity, nor may any portion of this opinion letter be quoted, circulated or referred to in any other document without my prior written consent.

                              Very truly yours,



                              Lorna P. Gleason
                              General Counsel

                       EXHIBIT C

           [______________________________]


                         ________________, 1996




Residential Funding Mortgage
  Securities I, Inc.
8400 Normandale Lake Boulevard
Suite 600

Minneapolis, Minnesota  55437
Residential Funding Corporation
8400 Normandale Lake Boulevard
Suite 600

Minneapolis, Minnesota  55437

[Name and address of Trustee]



Re:  Residential Funding Mortgage Securities I, Inc.
Mortgage Pass-Through Certificates, Series 199_-
     S__

Ladies and Gentlemen:

     In connection with the issuance of the above-referenced Certificates pursuant to the Pooling and Servicing Agreement, dated as of ____________ 1, 199_
(the "Pooling and Servicing Agreement"), among
Residential Funding Mortgage Securities I, Inc., as
Company, Residential Funding Corporation, as Master
Servicer and _____________________, as Trustee (the
"Trustee"), we have been asked to furnish this opinion.
Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

     In arriving at the opinions expressed below, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of the Pooling and Servicing Agreement and of such documents, instruments and certificates, and we have made such investigations of law, as we have deemed appropriate as the basis for the opinions expressed below. We have assumed but have not verified that the signatures on all documents that we have examined are genuine and that each person signing each such document was duly authorized to sign such document on behalf of the person or entity purported to be bound thereby.

     Based on the foregoing, we are of the opinion that:

     1. The Trustee has full corporate power and authority to execute and deliver the Pooling and Servicing Agreement, the Custodial
          Agreement and the Certificates and to perform its obligations under the Pooling and Servicing Agreement and the Custodial
          Agreement.

     2. Each of the Pooling and Servicing Agreement and the Custodial Agreement has been duly authorized, executed and delivered by the Trustee, and the Trustee has duly executed and delivered the Certificates as provided in the Pooling and Servicing Agreement.

     3. The Pooling and Servicing Agreement is a legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar laws affecting the rights of creditors generally, and subject, as to enforceability, to general principles of equity, regardless of whether such enforcement is considered in a proceeding at law or in equity.

     4. In the event that the Master Servicer defaults in its obligation to make Advances pursuant to
          Section 4.04(b) of the Pooling and Servicing
          Agreement, the Trustee is not, as of the date hereof, prohibited by any provision of its Restated Organization Certificate or By-Laws or by any provision of the banking and trust laws of the State of New York from assuming, pursuant to Section 7.02 of the Pooling and Servicing Agreement, the obligation to make such Advances.

     We express no opinion as to the laws of any jurisdiction other than the laws of the State of New
York.

     We are furnishing this opinion to you solely for your benefit. This opinion may not be used, circulated, quoted or otherwise referred to for any other purpose.

                              Very truly yours,



                       EXHIBIT D

             [___________________________]

                         _______________, 199_

Residential Funding Mortgage Securities I, Inc.
8400 Normandale Lake Boulevard - Suite 600
Minneapolis, Minnesota 55437





Dear Sir or Madam:

     We have acted as special counsel for Residential
Funding Corporation in connection with the sale by Residential Funding Mortgage Securities I, Inc. (the
"Company") of certificates entitled Mortgage Pass-Through
Certificates, Series 199_-S__, consisting of _________ classes of Mortgage Pass-Through Certificates (the
"Senior Certificates") and ___________ classes of subordinate certificates (together with the Senior
Certificates, the "Certificates"). The Certificates in the aggregate will evidence the entire beneficial ownership interest in a trust fund (the "Trust Fund") that will own a pool of mortgage loans (the "Mortgage
Loans"). [A] [Two separate] "real estate mortgage investment conduit" ("REMIC") election[s] will be made in connection with the Trust Fund for federal income tax purposes. The Certificates are being issued pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement") dated as of ______________ 1, 199_, among the Company; Residential Funding Corporation, as master servicer; and __________________________________, as trustee. We have examined an execution copy of the Pooling and Servicing Agreement, the Prospectus dated
______________, 199_, and the Prospectus Supplement, dated ________________, 199_ and our opinion is based thereon.

     Based upon our examination and assuming that the Trust Fund will be treated as a REMIC for federal income tax purposes, we are of the opinion that the Trust Fund will not be subject to Minnesota income or franchise taxes and that holders of Certificates who are not residents of or otherwise subject to tax in Minnesota will not be subject to Minnesota income or franchise taxes with respect to income derived from the Certificates.

                         Very truly yours,

                                   _______________

                       EXHIBIT E

                 Excluded Information

                       EXHIBIT F

                Underwriter Information

                       EXHIBIT G



                    __________________, 199_



Residential Funding Mortgage
  Securities I, Inc.
8400 Normandale Lake Boulevard
Minneapolis, Minnesota 55437

               Re:  Residential Funding Mortgage
                    Securities I, Inc.,
                    Mortgage Pass-Through Certificates,
          Series 199_-S__, Class _ and Class R


     Pursuant to Section 4 of the Underwriting Agreement, dated _______________, 199_, among Residential Funding
Mortgage Securities I, Inc., Residential Funding
Corporation and ________________________ (the
"Underwriter") relating to the Certificates referenced above (the "Underwriting Agreement"), the undersigned does hereby certify that:

     (a) The prepayment assumption used in pricing the Certificates was ______% SPA.

     (b)  Set forth below is (i), the first price, as a
percentage of the principal balance of each class of
Certificates, at which 10% of the aggregate principal
balance of each such class of Certificates was sold to
the public at a single price, if applicable, or (ii) if
more than 10% of a class of Certificates have been sold
to the public but no single price is paid for at least
10% of the aggregate principal balance of such class of
Certificates, then the weighted average price at which
the Certificates of such class were sold expressed as a
percentage of the principal balance of such class of
Certificates, or (iii) if less than 10% of the aggregate
principal balance of a class of Certificates has been
sold to the public, the purchase price for each such
class of Certificates paid by the Underwriter expressed
as a percentage of the principal balance of such class of
Certificates calculated by: (1) estimating the fair
market value of each such class of Certificates as of
__________________, 199_; (2) adding such estimated fair
market value to the aggregate purchase price of each
class of Certificates described in clause (i) or (ii)
above; (3) dividing each of the fair market values
determined in clause (1) by the sum obtained in clause
(2); (4) multiplying the quotient obtained for each class
of Certificates in clause (3) by the purchase price paid
by the Underwriter for all the Certificates; and (5) for
each class of Certificates, dividing the product obtained
from such class of Certificates in clause (4) by the
original principal balance of such class of Certificates:

          Class _:  __________________
          Class R:  __________________

          [* less than 10% has been sold to the public]

The prices set forth above do not include accrued interest with respect to periods before closing.




                              By:
                              Name:
                              Title:


                       EXHIBIT H

                   [Form of Legend]

                       EXHIBIT I

                      [Bid Sheet]